EXHIBIT 4-3

                 REVOLVING CREDIT AGREEMENT

                 Dated as of August 6, 1997


       WICOR INDUSTRIES, INC., a Wisconsin corporation (the "Borrower"), CITIBANK, N.A., and the other banks named on the signature pages hereof (the "Banks"), and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders hereunder, hereby agree as follows:


                        I.   ARTICLE

              DEFINITIONS AND ACCOUNTING TERMS

A.         SECTION    Certain Defined Terms.   As  used  in  this
Agreement,   the  following  terms  shall  have   the   following
meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate
     Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

            "A   Borrowing"  means  a  borrowing  consisting   of
     simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

           "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

           "Adjusted  Leverage Ratio" means, as of  any  date  of
     determination,  the  Leverage   Ratio  adjusted  to  exclude
     Indebtedness   of   the   Borrower  and   the   Consolidated
     Subsidiaries to WICOR as of such date.

          "Advance" means an A Advance or a B Advance.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

           "Agent" has the meaning set forth in the preamble to this Agreement.

           "Agreement" means this Revolving Credit Agreement, as the same may be amended or otherwise modified from time to time.

           "Applicable Fee Percentage" means, at all times during which any Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level:

               Pricing Level       Applicable Fee Percentage
               Pricing Level I          0.125%
               Pricing Level II         0.175%
               Pricing Level III        0.225%
               Pricing Level IV         0.325%

     A change in the Applicable Fee Percentage resulting from a change in the Pricing Level shall become effective upon the date of delivery to the Lenders of the certificate of the chief financial officer of the Borrower required by
     Section 5.01(g)(i) or (ii), as the case may be. During the period commencing on the date of the Closing and ending on the first date of delivery to the Lenders of such certificate, the applicable Pricing Level shall conclusively be deemed to be Pricing Level I.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

            "Applicable Margin" means, on any date of determination (i) for a Base Rate Advance, 0.00% per annum, and (ii) for a Eurodollar Rate Advance, at all times during which any Pricing Level set forth below is in effect, a rate per annum equal to the percentage set forth below next to such Pricing Level:

               Pricing Level       Applicable Margin
               Pricing Level I          0.225%
               Pricing Level II         0.275%
               Pricing Level III        0.325%
               Pricing Level IV         0.575%

     A change in the Applicable Margin resulting from a change in the Pricing Level shall become effective upon the date of delivery to the Lenders of the certificate of the chief financial officer of the Borrower required by
     Section 5.01(g)(i) or (ii), as the case may be. During the period commencing on the date of the Closing and ending on the first date of delivery to the Lenders of such certificate, the applicable Pricing Level shall conclusively be deemed to be Pricing Level I.

           Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Applicable Margin with respect to Base Rate Advances and Eurodollar Rate Advances shall be increased by 2% per annum.

          "Applicable Rate" means:

     a) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

     a) in the case of each Eurodollar Rate Advance comprising part of the same A Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee of such Lender, and accepted by the Agent, in substantially the form of Exhibit C hereto.

           "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

            "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

           "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

           "B  Reduction"  has the meaning specified  in  Section
     2.01.

           "Banks" has the meaning set forth in the preamble to this Agreement.

           "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

1.                         the   rate   of   interest   announced
          publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          1.              1/2 of one percent per annum above  the
          Federal Funds Rate.

     Each change in the Base Rate shall take effect concurrently with any change in such base rate or the Federal Funds Rate.

           "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a).

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Borrower's Account" means bank account no. 00048-66389 maintained by the Borrower with M&I Marshall & Ilsley Bank (ABA No. 0750-0005-1), or such other bank account as may be designated by the Borrower in a written notice to the Agent and the Lenders.

          "Borrowing" means an A Borrowing or a B Borrowing.  Any
     A Borrowing consisting of A Advances of a particular Type may be referred to as being an A Borrowing of such "Type".

           "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Citibank" has the meaning set forth in the preamble to this Agreement.

           "Closing" means the day upon which each of the applicable conditions precedent enumerated in Section 3.01 shall be fulfilled to the satisfaction of, or waived with the consent of, the Lenders, the Agent and the Borrower. All transactions contemplated by the Closing shall take place on a Business Day on or prior to August 6, 1997, at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00 A.M., or such later Business Day as the parties hereto may mutually agree.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Commitment" has the meaning specified in Section 2.01.

            "Consolidated Debt" means, at any date of determination, the aggregate amount of all Funded Debt and Current Debt of the Borrower and its Consolidated Subsidiaries as determined on such date on a consolidated basis eliminating intercompany items.

           "Consolidated Interest Expense" means, for any period of determination, the sum of, without duplication, all interest (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith) and fees paid or accrued in respect of Consolidated Debt during such period determined in accordance with generally accepted accounting principles.

           "Consolidated Net Income" means, for any period of determination, net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
     Section 4.01(e).

           "Consolidated Operating Income" means, for any period of determination, Consolidated Net Income for such period, plus the sum of, without duplication, each of the following to the extent deducted in determining Consolidated Net Income for such period: (i) Consolidated Interest Expense,
     (ii) provision for income taxes of the Borrower and its Consolidated Subsidiaries, and (iii) depreciation, amortization and other non-cash charges of the Borrower and its Consolidated Subsidiaries, excluding extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business and other non-recurring items, in each case, of the Borrower and its Consolidated Subsidiaries for such period to the extent included in determining Consolidated Net Income for such period.

           "Consolidated Subsidiary" means any Subsidiary of  the
     Borrower   whose  accounts  are  or  are  required   to   be
     consolidated with the accounts of the Borrower in accordance with generally accepted accounting principles.

           "Convert", "Conversion" and "Converted" each refers to a conversion of A Advances of one Type into A Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.09 or 2.10.

           "Current Debt" means, for any Person at any date of determination, all indebtedness of such Person of the type described in clauses (i) through (vii) of the definition of Indebtedness, other than Funded Debt, as of such date.

           "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

           "ERISA"  means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA Affiliate" means any Person which for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

           "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
     Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments;
     (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office"opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

           "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such A Borrowing and for a period equal to such Interest Period; provided, however, that if a Reference Bank does not offer such deposits, the Eurodollar Rate determined by such Reference Bank shall be based on the rate per annum at which deposits are offered to the principal office of such Reference Bank in the interbank market in which such Reference Bank customarily conducts its trading activities in eurodollars. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.07(b).

           "Eurodollar Rate Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section
     6.01.

           "Existing Credit Facilities" means (i) that certain Revolving Credit Agreement, dated as of March 29, 1993, as amended, among Sta-Rite, the lenders named therein, and Citibank, as agent for said lenders, and (ii) that certain Credit Agreement, dated as of July 18, 1995, as amended, among HC 1995 Acquisition, Inc. (succeeded by Hypro), the lenders named therein, and Citibank, as agent for said lenders.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Fee  Letter"  has  the meaning specified  in  Section
     2.04(b).

           "Funded Debt" means, for any Person at any date of determination, all Indebtedness of such Person which (i) matures more than one year from the date of its creation,
     (ii) matures within one year from the date of its creation but is renewable or extendible, at the option of the debtor, to a date more than one year from the date of its creation or (iii) arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from the date of its creation, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year from the date of determination; provided, however, that any Indebtedness of the type described in clauses (ii) and (iii) above shall constitute Funded Debt only to the extent that such Person classifies such Indebtedness as long-term debt on its consolidated balance sheet.

            "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body required in connection with the execution, delivery or performance of this Agreement or any Note.

           "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as so defined and regulated by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), and the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et seq.), and the regulations adopted and publications promulgated pursuant thereto.

            "Hypro"   means   Hypro   Corporation,   a   Delaware
     corporation, all of whose common stock is owned on the date hereof by the Borrower.

           "Indebtedness" means, for any Person, all obligations of such Person which in accordance with generally accepted accounting principles should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all
     (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations (contingent or otherwise) in respect of outstanding letters of credit,
     (vi) indebtedness of the type referred to in clauses (i) through (v) above, secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and
     (vii)  obligations  under direct or indirect  guaranties  in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
     (i)  through  (v) above.  For the purpose of  computing  the
     Indebtedness of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person. For all purposes of this Agreement the preferred stock of the Borrower, if any, shall be treated as capital stock and not Indebtedness of the Borrower.

           "Indemnified  Person"  has the  meaning  specified  in
     Section 8.04(c).

           "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

           "Interest Period" means, for each Eurodollar Rate Advance made as part of the same A Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any A Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months or, if available, 9 or 12 months, as the Borrower may, upon notice received by the Agent not later than 10:00 A.M. on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

a)                         the   Borrower  may  not  select   any
          Interest Period that ends after the Termination Date;

a)                         Interest  Periods  commencing  on  the
          same date for Eurodollar Rate Advances comprising part of the same A Borrowing shall be of the same duration;

a)                         whenever   the   last   day   of   any
          Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          a) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

           "Investments" means all investments, made in cash or by delivery of property, by the Borrower or any Subsidiary thereof (i) in any Person, whether by acquisition of stock, indebtedness or other obligations or securities, or by loan, advance or capital contribution, or otherwise, and (ii) in any property. Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

           "Lenders" means the Banks and each assignee that shall become a party hereto pursuant to Section 8.07.

           "Leverage Ratio" means, as of any date, the ratio of Consolidated Debt to Total Capitalization.

          "Majority Lenders" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 66 % of the then aggregate unpaid principal amount of the A Advances owing to Lenders and (ii) if no A Advances are then outstanding, have Percentages in the aggregate of at least 66 %. Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

           "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

           "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Note" means an A Note or a B Note.

           "Notice  of A Borrowing" has the meaning specified  in
     Section 2.02(a).

           "Notice  of B Borrowing" has the meaning specified  in
     Section 2.03(a).

          "Notice of Conversion" has the meaning assigned to that term in Section 2.10.

          "Operating Entity" means any business or operating unit of a Person which is or could be operated separately and apart from the other businesses and operations of such Person or any other line of business or business segment.

          "Other Taxes" has the meaning specified in Section 2.15
     (b).

           "PBGC"  means the Pension Benefit Guaranty Corporation
     (or any successor entity) established under ERISA.

           "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such date.

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "Plan"  means  a Single Employer Plan  or  a  Multiple
     Employer Plan.

           "Pricing  Level" means Pricing Level I, Pricing  Level
     II,  Pricing Level III, or Pricing Level IV, as applicable.

          "Pricing Level I" means the applicable Pricing Level at any time when the Adjusted Leverage Ratio is less than or equal to 0.35 to 1.00.

           "Pricing Level II" means the applicable Pricing Level at any time when the Adjusted Leverage Ratio is greater than
     0.35 to 1.00 and less than 0.40 to 1.00.

           "Pricing Level III" means the applicable Pricing Level at any time when the Adjusted Leverage Ratio is greater than or equal to 0.40 to 1.00 and less than 0.45 to 1.00.

           "Pricing Level IV" means the applicable Pricing Level at any time when the Adjusted Leverage Ratio is greater than or equal to 0.45 to 1.00.

           "Reference Banks" means M&I Marshall & Ilsley Bank and
     Citibank.

            "Register"  has  the  meaning  specified  in  Section
     8.07(c).

           "SHURflo"   means  SHURflo Pump Manufacturing  Co.,  a
     California corporation, all of whose common stock is owned on the date hereof by the Borrower.

           "Significant Subsidiary" means each Subsidiary of the Borrower with annual revenue in excess of $40,000,000 and assets valued in excess of $20,000,000 at any date of determination.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Sta-Rite"    means  Sta-Rite  Industries,  Inc.,   a
     Wisconsin corporation, all of whose common stock is owned on the date hereof by the Borrower.

           "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

          "Taxes" has the meaning specified in Section 2.15 (a).

           "Termination  Date"  means the  earlier  to  occur  of
     (i) the fifth anniversary of the date of this Agreement, and
     (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.05 or 6.01.

            "Total Capitalization" means, at any date of determination, the sum of (a) Consolidated Debt, (b)
     consolidated equity of the common stockholders of the Borrower and the Consolidated Subsidiaries, (c) consolidated equity of the preference stockholders of the Borrower and the Consolidated Subsidiaries and (d)
     consolidated equity of the preferred stockholders of the Borrower and the Consolidated Subsidiaries, in each case determined at such date in accordance with generally accepted accounting principles.

          "Type" has the meaning assigned to that term (i) in the definition of "A Advance" when used in such context and
     (ii) in the definition of "Borrowing" when used in such context.

           "Unmatured Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

           "WGC Credit Agreement" means that certain Revolving Credit Agreement, dated as of the date hereof, among Wisconsin Gas, the banks party thereto, and Citibank, as agent thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

           "WICOR" means WICOR, Inc., a Wisconsin corporation and the owner of all of the common stock of the Borrower.

           "WICOR Credit Agreement" means that certain Revolving Credit Agreement, dated as of the date hereof, among WICOR, the banks party thereto, and Citibank, as agent thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

            "Wisconsin  Gas"  means  Wisconsin  Gas  Company,   a
     Wisconsin corporation, all of whose common stock is owned on the date hereof by WICOR.

A. SECTION Computation of Time Periods. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means
"from and including" and the words "to" and "until" each means "to but excluding".

A. SECTION Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements referred to in Section 4.01(e).

A. SECTION Computations of Outstandings. Whenever reference is made in this Agreement to the "principal amount outstanding" on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Borrowings to be made on such date and the application of the proceeds thereof.


                        I.   ARTICLE

              AMOUNTS AND TERMS OF THE ADVANCES

A. SECTION The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any
Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Each A Borrowing consisting of Eurodollar Rate Advances shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in  excess  thereof.  Each A Borrowing consisting  of  Base  Rate
Advances   shall  be  in  an  aggregate  amount  not  less   than
$500,000   or  an  integral  multiple  of  $500,000   in   excess
thereof. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
Section 2.11(b) and reborrow under this Section 2.01.

1.          SECTION     Making   the   A   Advances.     Each   A
Borrowing shall be made on notice by the Borrower to the Agent, given not later than 10:00 A.M. (i) in the case of an A Borrowing comprised of Base Rate Advances, on the date of the proposed A Borrowing, and (ii) in the case of an A
Borrowing comprised of Eurodollar Rate Advances, three Business Days prior to the date of the proposed A Borrowing. The Agent shall give to each Lender prompt notice of each proposed A Borrowing by telecopier, telex or cable. Each such notice from the Borrower of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such A Borrowing, (B) Type of A Advances comprising such A Borrowing, (C) aggregate amount of such A Borrowing, and (D) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Upon fulfillment of the applicable conditions set forth in Article III, each Lender shall, before 12:00 Noon on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Borrower, at the Borrower's Account,
in   same  day  funds,  such  Lender's  Percentage  of   such   A
Borrowing.

1. Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies  is  to  be  comprised  of  Eurodollar  Rate  Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, or as a result of such A Borrowing not being completed on the proposed date thereof because of a reason attributable to the Borrower, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

1. The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any,
hereunder  to  make  its  A  Advance  on  the  date  of  such   A
Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

1. SECTION The B Advances. Each Lender severally agrees that the Borrower may request B Borrowings under this
Section 2.03 from time to time on any Business Day during the period from the date hereof until the Termination Date in the manner, and subject to the terms and conditions, set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

     a) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, telex or cable, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing nor later than the earlier to occur of the then scheduled Termination Date and the date occurring 360 days following the date of such B Borrowing), the interest payment date or dates relating thereto, the basis upon which rates of interest are to be determined, and any other terms to be applicable to such B Borrowing, not later than 11:00 A.M. (A) at least two Business Days prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.
     b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 11:00 A.M. (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause
     (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 10:00 A.M. on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 11:00 A.M. on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

     a) The Borrower shall, in turn, (A) before 12:00 Noon on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (B) before 1:00 P.M. three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                    (x) cancel such B Borrowing by either giving the Agent notice to that effect or failing to accept one or more offers as provided in clause (y) below, or

                     (y)        accept one or more of the  offers
          made  by  any  Lender or Lenders pursuant to  paragraph
          (ii) above in its sole discretion, but based exclusively upon the rate or rates of interest offered by a Lender or the Lenders in order of the lowest to the highest rates, by giving written notice to the Agent of the amount of each B Advance to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph
          (ii) above by giving the Agent written notice to that effect. The amount of the B Advance to be made by each Lender shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above and the aggregate of the B Advances to be made by all Lenders shall not exceed the aggregate amount of the proposed B Borrowing specified by the Borrower pursuant to paragraph (i) above. If the Borrower accepts offers made by two or more Lenders that offered to make B Advances at the same rate of interest, the amount of the B Borrowing to be made at such rate of interest shall be allocated among such Lenders in proportion to the amount of B Advances that each such Lender offered to make at such rate.

     a) If the Borrower cancels such B Borrowing pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

     a) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
     (iii)(y) above, such acceptance shall be irrevocable and binding on the Borrower and, subject to the satisfaction of the applicable conditions set forth in Article III, on such Lender or Lenders. The Borrower shall indemnify each such Lender against any loss, cost or expense actually incurred by such Lender as a result of any failure to fulfill, on or before the date specified in the notice provided pursuant to paragraph (vi)(A) below, the applicable conditions set forth in Article III, or as a result of such B Borrowing not being completed on such date because of a reason attributable to the Borrower, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

     a) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
     (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph
     (ii) above of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing of the amount of the B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Upon fulfillment of the applicable conditions set forth in
     Article III, each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Borrower, at the Borrower's Account, such Lender's portion of such B Borrowing, in same day funds. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

1.              Following  the  making of each B  Borrowing,  the
Borrower   shall  be  in  compliance  with  the  limitation   set
forth in the proviso to the first sentence of subsection (a) above.

1. Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

1. The Borrower shall repay to each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. Such repayment shall be made to such account of such Lender as may be specified in the B Note evidencing such B Advance, or such other account as may be specified from time to time by such Lender in a notice to the Borrower and the Agent. The Borrower shall have no right to prepay any principal amount of any B Advance.

1. The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection
(a)(i)  above  as  provided  in the  B  Note  evidencing  such  B
Advance.

1. The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

1. SECTION Fees. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee based on such Lender's Commitment (determined without giving effect to any B Reduction or Borrowing) from the date hereof, in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing September 30, 1997, and on the Termination Date, at a rate per annum equal to the Applicable Fee Percentage.

1.               In   addition  to  the  fees  provided  for   in
subsection (a) above, the Borrower shall pay or caused to be paid to the Agent, for the account of the Agent, such fees as are provided for in the separate fee letter, dated July 9, 1997, between WICOR and the Agent (the "Fee Letter").

1. SECTION Reduction of the Commitments. The Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding; and
provided, further, that each partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

1. On the Termination Date, the Commitments of the Lenders shall be reduced to zero.

A.         SECTION    Repayment  of  A  Advances.   The  Borrower
shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

A. SECTION Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the
Applicable Rate for such A Advance (except as otherwise provided in this Section 2.07), payable as follows:

     1. Base Rate Advances. If such A Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or otherwise shall be paid in full.

     1. Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of the Interest Period for such A Advance and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

A. SECTION Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent. If requested by the
Borrower, the Lender requesting such additional interest shall provide a brief summary of the manner in which such additional interest was determined, provided that the failure to deliver such summary or, absent manifest error, the contents of such summary shall not affect the obligation of the Borrower to pay such additional interest.

1. SECTION Interest Rate Determination. Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any Reference Bank shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank or Reference Banks.

1.               The  Agent  shall  give  prompt  notice  to  the
Borrower  and  the  Lenders  of  the  applicable  interest   rate
determined  by  the  Agent for purposes  of  Section  2.07(a)  or
(b).

1. If, with respect to any Eurodollar Rate Advances, (i) the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period or
(ii) the Reference Banks notify the Agent that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

     (1)               each   Eurodollar   Rate   Advance    will
     automatically, on the last day of the then existing Interest
     Period therefor, Convert into a Base Rate Advance, and

     (1) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

1. (i) If the Borrower shall fail to (A) select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, or
(B)   provide  a  Notice  of  Conversion  with  respect  to   any
Eurodollar Rate Advances on or prior to 11:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Rate Advances, or (ii) an Event of Default shall have occurred and be continuing on the third Business Day prior to the last day of the Interest Period with respect to any Eurodollar Advance, the Agent will forthwith  so  notify  the  Borrower and  the  Lenders  and  such
Advances  will  automatically,  on  the  last  day  of  the  then
existing  Interest  Period  therefor,  Convert  into  Base   Rate
Advances.

1.               On  the  date  on  which  the  aggregate  unpaid
principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such A Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Advances of a Type other than Base Rate
Advances shall terminate; provided, however, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $5,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

A. SECTION Voluntary Conversion of A Advances. The Borrower may on any Business Day, by delivering a Notice of Conversion (a "Notice of Conversion") to the Agent not later than 11:00 A.M. on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.09 and 2.13, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into A Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such Notice of Conversion shall be in substantially the form of Exhibit B-3 hereto and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance, and (iv) the aggregate amount of A Advances proposed to be Converted.

1.          SECTION     Prepayments   of   A   Advances.      The
Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsections (b) and (c) below.

1.              The  Borrower  may, upon at  least  two  Business
Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 (or, if lower, the principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Advance on a day other than the last day of an Interest Period for such Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

1. On the date of any termination or reduction of the Commitments pursuant to Section 2.05, the Borrower shall pay or prepay for the ratable accounts of the Lenders so much of the principal amount outstanding under this Agreement as shall be necessary in order that the principal amount outstanding (after giving effect to such prepayment) will not exceed the amount of Commitments following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (ii) in the case of prepayments of Eurodollar Rate Advances, any amount payable to the Lenders pursuant to Section 8.04(b).

1.          SECTION    Increased  Costs.     If,  due  to  either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the
Eurodollar   Rate   Reserve   Percentage)   in    or    in    the
interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. Each Lender agrees to notify the Borrower of any such increased costs as soon as reasonably practicable after determining that such increased cost is applicable to Eurodollar Rate Advances hereunder. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If requested by the Borrower, the Lender requesting such increased cost shall provide a brief summary of the manner in which such increased cost was determined, provided that the failure to deliver such summary or, absent manifest error, the contents of such summary shall not affect the obligation of the Borrower to pay such increased cost.

1. If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. Each Lender agrees to notify the Borrower of any such additional amount as soon as reasonably practicable after the Lender makes such determination. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for
all  purposes,  absent  manifest  error.   If  requested  by  the
Borrower, the Lender requesting such additional amount shall provide a brief summary of the manner in which such additional amount was determined, provided that the failure to deliver such summary or, absent manifest error, the contents of such summary shall not affect the obligation of the Borrower to pay such additional amount.

1.              The  provisions  contained in this  Section  2.12
shall  survive  for  a  period of 90  days  after  the  repayment
(on or after the Termination Date) of all A Advances.

A. SECTION Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the
Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar
Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent (based on notice from the affected Lender) shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent (or such shorter, maximum period of time, specified by the Agent, as may be legally allowable), Converts all Eurodollar Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.10.

1.           SECTION     Payments   and   Computations.       The
Borrower shall make each payment hereunder and under the A Notes not later than 12:00 Noon on the day when due in U.S. dollars to the Agent at its address referred to in Section
8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03 or 2.08) to the Lenders for the account of their respective Applicable
Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

1. The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made to the Agent when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

1. All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of facility fees shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on  the  basis  of  a  year of 360 days, in  each  case  for  the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

1.              Whenever  any  payment  hereunder  or  under  the
Notes  shall  be  stated  to  be  due  on  a  day  other  than  a
Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

1. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such Lender's pro rata share of such deficiency together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

1.          SECTION    Taxes.    Any  and  all  payments  by  the
Borrower hereunder and under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any  sum  payable hereunder or under any Note to  any  Lender  or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

1. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

1.              The  Borrower  will  indemnify  each  Lender  and
the   Agent  for  the  full  amount  of  Taxes  or  Other   Taxes
(including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower's rights to contest such Taxes or Other Taxes.

1.              Within  30  days after the date  of  any  payment
of  Taxes,  the  Borrower  will furnish  to  the  Agent,  at  its
address  referred  to  in  Section  8.02,  the  original   or   a
certified copy of a receipt evidencing payment thereof.

1.              Each  Lender  agrees that, on  or  prior  to  the
date  upon  which it shall become a party hereto,  and  upon  the reasonable request from time to time of the Borrower or the Agent, such Lender will deliver to the Borrower and the Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States of America or (ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States
Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. Each Lender represents and warrants that each such form delivered by it to the Agent and the Borrower pursuant to this subsection (e) is or will be, as the case may be, complete and accurate at the time delivered. Each Lender that delivers to the Borrower and the Agent the form or forms referred to in clause (ii) above further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect.

1. Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

1. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section
2.15 shall survive for a period of four years after the payment in full of principal and interest hereunder and under the Notes.

A. SECTION Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.08, 2.12 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall, if such payment relates to principal of or interest on an A Advance, forthwith purchase from the other Lenders such participations in the A
Advances  made  by  them  as shall be  necessary  to  cause  such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing
Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such
Lender's   required  repayment  to  (ii)  the  total  amount   so
recovered  from  the  purchasing  Lender)  of  any  interest   or
other  amount  paid  or  payable  by  the  purchasing  Lender  in
respect   of  the  total  amount  so  recovered.   The   Borrower
agrees  that  any  Lender  so  purchasing  a  participation  from another  Lender  pursuant  to  this  Section  2.16  may,  to  the fullest  extent  permitted by law, exercise  all  its  rights  of
payment  (including  the  right  of  set-off)  with  respect   to
such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If such excess payment relates to any fees payable hereunder, the Lender receiving such excess payment shall forthwith remit such excess payment to the Agent for
distribution  by  the  Agent  to  the  Lenders  on  a  pro   rata
basis, provided, however, that if all or any portion of such excess payment is thereafter recovered from such receiving Lender, each Lender shall remit to the Agent for redistribution to the receiving Lender such Lender's ratable share of the amount so recovered together with an amount
equal  to  such  Lender's  ratable  share  of  any  interest   or
other amount paid or payable by the receiving Lender in respect of the total amount so recovered.


                        I.   ARTICLE

                    CONDITIONS OF LENDING

A. SECTION Conditions Precedent to Closing. The Commitments of the Lenders shall not become effective unless the following conditions precedent shall have been fulfilled on or prior to August 6, 1997 (or such later Business Day as the parties hereto may mutually agree):

1. The Agent shall have received the following, each dated the date of the Closing (unless otherwise indicated), in form and substance satisfactory to the Lenders and (except for the A Notes and the Fee Letter) in sufficient copies for each Lender:

     a)               this  Agreement,  duly  executed   by   the
     Borrower, each Bank and the Agent;

     a) the A Notes payable to the order of the Lenders, respectively, duly completed and executed by the Borrower;

     a) certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to this Agreement and the Notes, together with certified copies of the charter and by-laws (or equivalent documents) of the Borrower, and a certificate of status dated within thirty days of the date of the Closing from the Department of Financial Institutions of the State of Wisconsin (or other appropriate authority of such jurisdiction) with respect to the legal status of the Borrower;

     a) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

     a) a favorable opinion of Karen E. Spors, the senior legal advisor of the Borrower, and Foley & Lardner, special Wisconsin counsel to the Borrower, substantially in the forms of Exhibits D and E hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request;

     a) a favorable opinion of King & Spalding, special New York counsel to the Agent, substantially in the form of Exhibit F hereto;

     a) irrevocable notices from Sta-Rite and Hypro requesting termination of the "Commitments" under the Existing Credit Facilities effective automatically on such date upon the satisfaction (or waiver) of the other conditions precedent set forth in this Section 3.01;

     a)             the Fee Letter, duly executed by WICOR; and

     a) such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request.

1. The following statements shall be true and correct and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the date of
the   Closing   and  in  sufficient  copies  for   each   Lender,
stating that:

     a) the representations and warranties set forth in Section 4.01 of this Agreement are true and correct on and as of the date of the Closing as though made on and as of such date, and

     a) no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

1. The Borrower shall have paid (i) all fees under or referenced in Section 2.04 hereof, to the extent then due and payable, and (ii) all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing.

1.               Each  of  the  WGC  Credit  Agreement  and   the
WICOR Credit Agreement shall have been duly executed and delivered by the parties thereto and each of the applicable conditions precedent enumerated in Section 3.01 of each of the WGC Credit Agreement and the WICOR Credit Agreement shall have been fulfilled to the satisfaction of, or waived with the consent of, the lenders party to such agreements, Citibank, as administrative agent under each such agreement, and Wisconsin Gas and WICOR, as applicable.

A.           SECTION     Conditions   Precedent   to    Each    A
Borrowing.   The  obligation  of  each  Lender  to  make   an   A
Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the conditions precedent that, on the date of such A Borrowing,

1. the following statements shall be true and correct (and each of the giving of the applicable Notice of
A   Borrowing  and  the  acceptance  by  the  Borrower   of   the
proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that, on the
date   of  such  A  Borrowing,  such  statements  are  true   and
correct):

     a) the representations and warranties contained in Section 4.01 are true and correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

     a) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default, and

1. the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request, and such approvals, opinions and documents shall be satisfactory in form and substance to the Agent.

A.           SECTION     Conditions   Precedent   to    Each    B
Borrowing.   The  obligation  of  each  Lender  to   make   a   B
Advance on the occasion of a B Borrowing (including the initial B Borrowing) shall be subject to the conditions precedent that (a) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,
(b) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received (for delivery to such Lender) a B Note payable to the order of such  Lender  for  each  of the one or  more  B  Advances  to  be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with
Section 2.03, (c) on the date of such B Borrowing the following statements shall be true and correct (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that, on the date of such B Borrowing, such statements are true and correct):

     a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

     a) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default, and

(d) the Agent shall have received such other approvals, opinions, or documents as any Lender through the Agent may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Agent.

A. SECTION Reliance on Certificates. The Lenders and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of the Borrower identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on its behalf.


                        I.   ARTICLE

               REPRESENTATIONS AND WARRANTIES

A.          SECTION    Representations  and  Warranties  of   the
Borrower.  The Borrower represents and warrants as follows:

     1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary. Each Subsidiary of the Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary. Each of the Borrower and its Subsidiaries has all requisite corporate powers and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
     2. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or by-laws, (ii) any law, rule or regulation applicable to the Borrower or (iii) any contractual or legal restriction binding on or affecting the Borrower, and will not result in or require the imposition of any lien or encumbrance on, or security interest in, any property (including, without limitation, accounts or contract rights) of the Borrower.

     1. No Governmental Approval is required that has not been obtained.

     1. This Agreement is, and the Notes when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     1. Each of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1997, and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three months then ended, copies of which have been furnished to each Bank, fairly present (subject, in the case of such financial statements dated March 31, 1997, to year-end adjustments) the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, there has been no material adverse change in such condition or results of operations, in the prospects of the Borrower and its Subsidiaries, or in the ability of the Borrower to perform its obligations hereunder and under the Notes.

     1. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that could, if adversely determined, reasonably be expected to materially adversely affect the financial condition, results of operations, operations or prospects of the Borrower or any of its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

     1. The use of the proceeds of each Advance will comply with all provisions of applicable law and regulation in all material respects.

     1. Each of the Borrower and its Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except to the extent the Borrower or any of its Subsidiaries is diligently contesting any such taxes in good faith and by appropriate proceedings, and for which adequate reserves for payment thereof have been established.

     1. The Borrower is (i) the direct, legal and beneficial owner of 100% of the issued and outstanding capital stock (or comparable interest) of Sta-Rite, Hypro and SHURflo and (ii) the direct or indirect, legal and beneficial owner of 100% of the issued and outstanding capital stock (or comparable interest) of each Significant Subsidiary.

     1.               None  of  the  Borrower  or  any   of   its
     Subsidiaries  is  an  "investment  company"  or  a   company
     "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     1. The Borrower is exempt from registration under Section 5 of the Public Utility Holding Company Act of
     1935, as amended.

     1. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock, unless upon the application of such proceeds the Borrower and its Subsidiaries shall be in compliance with Regulation X issued by the Board of Governors of the Federal Reserve System and shall not have caused the Agent or any Lender to be in violation of said Regulation U.

     1. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which reasonably could be expected to materially adversely affect the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries or the ability of the Borrower to perform its obligations hereunder. Since the actuarial valuation date specified in the most recent Schedule B (Actuarial Information) to the annual report of Plans maintained by the Borrower (Form 5500 Series), if any, (i) there has been no material adverse change in the funding status of the Plans referred to therein which reasonably could be expected to materially adversely affect the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries or the ability of the Borrower to perform its obligations hereunder and (ii) no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

     1.              The  Borrower  and its Subsidiaries  are  in
     compliance in all material respects with all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters, other than those the non-compliance with which would not have a material adverse effect (taking into consideration all fines, penalties and sanctions that may be imposed because of such non-compliance) on the condition (financial or otherwise), results of operations, operations or prospects of the Borrower or any of its Subsidiaries or in the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any of its Subsidiaries has received from any governmental authority any notice of any material violation of any such statute, rule, regulation, order or provision.


                        I.   ARTICLE

                  COVENANTS OF THE BORROWER

A.         SECTION    Affirmative  Covenants.   So  long  as  any
amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

     1. Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

     1. Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop and operate, and cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all such properties in good working order and condition, ordinary wear and tear excepted.

     1. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to materially adversely affect the financial condition, results of operations, operations or prospects of the Borrower or such Subsidiary, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent diligently contested in good faith and by appropriate proceedings and for which adequate reserves for the payment thereof have been established, and complying with the requirements of all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters.

     1. Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar businesses and similarly situated.

     1. Visitation Rights. At any reasonable time and from time to time, upon reasonable advance notice, permit the Agent or any of the Lenders or any agents or representatives thereof (at the sole cost and expense of the Lenders), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

     1. Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a
     Person not an Affiliate; provided, however, that the foregoing shall not restrict the ability of the Borrower or any of its Subsidiaries to provide employment-related fringe benefits to any of its officers or directors.

     1.              Reporting  Requirements.   Furnish  to  each
     Lender:

          a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and a consolidated statement of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer of the Borrower as fairly presenting the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied, together with a certificate
          of   the   chief  financial  officer  of  the  Borrower
          (A) demonstrating and certifying compliance by the Borrower with the covenants set forth in Section 5.01(m) (and setting forth any adjustments to the Leverage Ratio necessary to calculate the Adjusted Leverage Ratio), Section 5.01(n) and
          Section 5.02(b) and (B) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto;

          a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing financial statements for such year certified without qualification by Arthur Andersen & Co. or other independent public accountants acceptable to the Majority Lenders and, to the extent not contained in such annual report, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and a consolidated statement of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such fiscal year, certified by the chief financial officer of the Borrower as fairly presenting the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for such fiscal year, all in accordance with generally accepted accounting principles consistently applied, together with a certificate of the chief financial officer of the Borrower (A) demonstrating and certifying compliance by the Borrower with the covenants set forth in
          Section 5.01(m) (and setting forth any adjustments to the Leverage Ratio necessary to calculate the Adjusted Leverage Ratio), Section 5.01(n) and Section 5.02(b) and (B) stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto;

          a) as soon as possible and in any event within five days after the occurrence of each ERISA Event, each Event of Default and each Unmatured Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such ERISA Event, Event of Default or Unmatured Default and the action which the Borrower has taken and proposes to take with respect thereto;

          a) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          a) promptly after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

          a) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in
          Section 4.01(f) or (B) for which the Agent or the Lenders will be entitled to indemnity under Section 8.04(c);

          a) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

          a) promptly after requested, such other information respecting the business, properties, results of operations, prospects, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     1. Ownership of Certain Subsidiaries. Maintain at all times (i) direct, 100%, legal and beneficial ownership of Sta-Rite, Hypro and SHURflo and (ii) direct or indirect, 100%, legal and beneficial ownership of each Significant Subsidiary.

     1. Use of Proceeds. Use all Borrowings for general corporate purposes (subject to the terms and conditions of this Agreement), including, without limitation, for acquisition bridge financing and as a commercial paper backstop, provided, that the proceeds of any Advance shall not be used, directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     1. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

     1. Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon the Borrower or such Subsidiary or upon the property of the Borrower or such Subsidiary, except to the extent the same are being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

     1. Performance and Compliance with Other Agreements. Perform and comply, and cause each of its
     Subsidiaries to perform and comply, with each of the material provisions of each indenture, credit agreement, contract or other agreement by which the Borrower or its properties or such Subsidiary or its properties are bound, non-performance or non-compliance with which could reasonably be expected to have a materially adverse effect upon the financial condition, results of operations, operations or prospects of the Borrower or such Subsidiary or in any way affect the ability of the Borrower to perform its obligations under this Agreement or under the Notes.

     1.              Debt-to-Capitalization Ratio.   Maintain  at
     all times a Leverage Ratio of 0.50 to 1.00 or less.

     1. Interest Coverage Ratio. Maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of no less than 3.25 to 1.00 as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day.

     1. Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Agent may reasonably request to enable the Lenders and the Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental Approvals required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

A.          SECTION    Negative  Covenants.   So  long   as   any
amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower
will   not,   without  the  written  consent  of   the   Majority
Lenders:

     1. Liens, Etc. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; (ii) liens for taxes or assessments or other governmental charges or levies not yet due or the imposition or amount of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings and for which adequate reserves for payment thereof have been established;
     (iii) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party, in each case made in the ordinary course of business; (iv) materialmen's, mechanics', carriers', workmen's, repairmen's or other similar liens arising in the ordinary course of business, or deposits to obtain the release of such liens; (v) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition); and
     (vi) liens and security interests set forth on Schedule II hereto.

     1. Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness if, immediately after giving effect to such Indebtedness and the receipt and application of any proceeds thereof, the Borrower would not be in compliance with Section 5.01(m).

     1. Mergers, Etc. Merge or consolidate with or into, or sell, convey, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all its assets or any Significant Subsidiary (whether now owned or hereafter acquired) to, any Person, or materially change the nature of its business, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default or Unmatured Default would exist and, provided further, in each case that, immediately after giving effect to such proposed transaction, the Borrower shall be in compliance with subsection (b) above.

     1. Intercompany Loans and Investments. Make any loan to or investment in Wisconsin Gas at any time when an Event of Default (as defined in the WGC Credit Agreement) or an Unmatured Default (as defined in the WGC Credit Agreement) shall have occurred and be continuing; or make any loan to or investment in WICOR at any time when an Event of Default (as defined in the WICOR Credit Agreement) or an Unmatured Default (as defined in the WICOR Credit Agreement) shall have occurred and be continuing.

     1. Guaranties. Create, incur or suffer to exist any obligations of the type described in clause (vii) of the definition of Indebtedness in respect of WICOR or Wisconsin
     Gas.

     1. Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency, (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in any material (in the opinion of the Majority Lenders) liability of the
     Borrower to the PBGC, or (iii) permit to exist any occurrence of any reportable event (within the meaning of Section 4043 of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a material liability to the Borrower.
     2. Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute Indebtedness) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Borrower and its Subsidiaries in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $4,000,000.

     1. Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any arrangement whereby the Borrower or any of its Subsidiaries shall sell or transfer any property owned by the Borrower or such Subsidiary to a third Person (other than the Borrower or its Subsidiaries) and thereupon lease or intend to lease, as lessee, the same property; provided, however, that the Borrower or any of its Subsidiaries may acquire property and, substantially concurrently with such acquisition, sell or transfer such property to Person other than the Borrower or its Subsidiaries and thereupon lease or intend to lease, as lessee, the same property.

     1. Sale or Discount of Receivables. Discount or sell, or permit any of its Subsidiaries to discount or sell, with recourse (other than contingent liabilities generally incurred by an endorser without recourse in the ordinary course of business) or for less than the greater of the face value or market value thereof, any of its notes receivable or accounts receivable; provided, however, that the foregoing shall not be deemed to prevent export sales financed by methods that are usual and customary for corporations of established reputation engaged in the same or similar business as the Borrower and its Subsidiaries and owning and operating similar properties.

                        I.   ARTICLE

                      EVENTS OF DEFAULT

A.          SECTION     Events  of  Default.   If  any   of   the
following events (each an "Event of Default") shall occur and be continuing:

     1. The Borrower shall fail to pay any principal of, or any interest on, any Note when the same becomes due and payable; or

     1. Any representation or warranty made by or on behalf of the Borrower herein or by or on behalf of the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

     1.             The Borrower shall fail to perform or observe
     (i) any term, covenant or agreement contained in Section 2.04, 5.01(a), 5.01(g)(iii), 5.01(h), 5.01(i), 5.01(m),
     5.01(n) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement (other than obligations specifically set forth elsewhere in this Section 6.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement, if susceptible of remedy, shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

     1. The Borrower shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness evidenced by the Notes) of the Borrower when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     1. The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by
     it), such proceeding shall remain undismissed or unstayed for a period of 45 days, any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or the Borrower shall consent to or acquiesce in any such proceeding; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     1. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     1. The Borrower's obligations under this Agreement or any of the Notes shall become unenforceable, or the Borrower, or any court or governmental or regulatory body having jurisdiction over the Borrower, shall so assert in writing; or

     1. Any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender,
     (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

     1. Any Governmental Approval shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders and the Agent; or

     1. The Borrower shall cease to be a direct, wholly-owned Subsidiary of WICOR;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of at least 66 % in principal amount of the A Advances then outstanding or, if no A Advances are then outstanding, Lenders having at least 66 % of the Commitments (without giving effect to any B Reduction), by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of at least 66 % in principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having at least 66 % of the Commitments, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the (A) Commitments and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                        I.   ARTICLE

                          THE AGENT

A.          SECTION    Authorization  and  Action.   Each  Lender
hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

A. SECTION Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) to the extent of any payments to be disbursed by the Agent, may treat the payee of any
Note  as  the  holder  thereof  until  the  Agent  receives   and
accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an assignee of such Lender, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other
experts  selected  by  it  and  shall  not  be  liable  for   any
action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity,
enforceability,  genuineness,  sufficiency  or  value   of   this
Agreement   or   any  other  instrument  or  document   furnished
pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

A. SECTION Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the terms "Bank" or "Banks" and "Lender" or "Lenders" shall, unless
otherwise   expressly   indicated,  include   Citibank   in   its
individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries or Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

A. SECTION Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

A. SECTION Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Lenders, ratably according to the respective  amounts  of  their  Commitments),  from  and  against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this
Agreement,  to  the  extent  that the  Agent  is  not  reimbursed for such expenses by the Borrower, provided, that no Lender shall be liable for any portion of such out-of-pocket expenses (including counsel fees) resulting from the Agent's gross negligence or willful misconduct.

A. SECTION Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders, with any such resignation or removal to become effective only upon the appointment  of  a  successor  Agent  pursuant  to  this  Section
7.06. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. Such successor shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed, provided that such approval shall not be necessary if at the time such successor is appointed there shall have occurred and be continuing an Event of Default or an
Unmatured  Default.   If no successor Agent shall  have  been  so
appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders'
removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                        I.   ARTICLE

                        MISCELLANEOUS

A. SECTION Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Section 3.01, 3.02 or, during any  period  of  time  when offers to make B  Advances  shall  be outstanding and shall not have been accepted or canceled, 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes, any Applicable Margin or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the
Lenders   required  above  to  take  such  action,   affect   the
rights or duties of the Agent under this Agreement or any Note; and provided, further, however, that no amendment, waiver or consent shall affect the terms or provisions of any B Note or any B Advance unless such amendment, waiver or consent is in writing and signed by the Lender holding such B Note or to which such B Advance is payable in addition to the Lenders required above to take such action.

A. SECTION Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at
626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, (telecopy no. 414-291-6361), Attention: Vice President and Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its
Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 200 S. Wacker Drive, Chicago, Illinois
60606, Attention: H. Peter Koesler, with copy to: Citicorp Securities, Inc., Two Penns Way, Suite 200, New Castle, Delaware 19720 Attention: Loan Disclosure or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

A. SECTION No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise  of  any  such  right  preclude  any  other  or  further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

1.            SECTION       Costs,    Expenses,     Taxes     and
Indemnification. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes.
2. If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section
2.09(e), 2.10, 2.11 or 2.13 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such A Advance.

1. The Borrower hereby agrees to indemnify and hold each Lender, the Agent and their respective officers, directors, employees, agents, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person's gross negligence or willful misconduct):

     a) by reason of or in connection with the execution, delivery or performance of this Agreement, the Notes or any transaction contemplated hereby or thereby, or the use by the Borrower or any of its Subsidiaries of the proceeds of any Advance;

     a) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes; or

     a) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Materials (A) at, upon, or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

1.              The  Borrower's  obligations under  this  Section
8.04 shall survive the repayment of all amounts owing to the Lenders under the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

1.          SECTION     Right  of  Set-off.      Upon   (i)   the
occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the
Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

1.               The  Borrower  agrees  that  it  shall  have  no
right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any claim arising under this Agreement that the Borrower may have against the Agent or any Lender for the Agent's or such Lender's, as the case may be, gross negligence or wilful misconduct, but no Lender shall be liable to the Borrower for the conduct of the Agent or any other Lender, and the Agent shall not be liable to the Borrower for the conduct of any Lender.

A.          SECTION    Binding  Effect.   This  Agreement   shall
become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all the Lenders.

1. SECTION Assignments and Participations. Each Lender may assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note or A Notes held by it); provided, however, that
(i) the Borrower shall have consented to such assignment (such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause
(iii) below, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (other than any B Advances or B Notes) and
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note or A Notes subject to such assignment and a processing and recordation fee of $2,500 (plus an amount equal to out-of-pocket legal expenses of the Agent, estimated by the Agent and advised to such parties), payable by the assigning Lender or the assignee, as agreed upon by such parties. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and
obligations   of   a  Lender  hereunder  and   (y)   the   Lender
assignor  thereunder  shall,  to  the  extent  that  rights   and
obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Advances owing to it to any Affiliate of such Lender. No such assignment, other than to an Affiliate of such Lender consented to by the
Borrower (such consent not to be unreasonably withheld or delayed), shall release the assigning Lender from its obligations hereunder.

1. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any
other   instrument   or  document  furnished   pursuant   hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and
such   other   documents  and  information  as  it   has   deemed
appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

1. The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the
"Register").    The   entries   in   the   Register   shall    be
conclusive   and  binding  for  all  purposes,  absent   manifest
error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

1. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any A Note or A Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, and has been signed by the Borrower, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice of such recordation to the Borrower. Within five Business Days after its receipt
of   such  notice,  the  Borrower,  at  its  own  expense,  shall
execute   and   deliver  to  the  Agent  in  exchange   for   the
surrendered A Note or A Notes a new A Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or A Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

1. Each Lender may assign to one or more banks or other financial institutions any B Note or B Notes held by it, without the consent of the Borrower.

1. Each Lender may sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any
additional   obligation,  (B)  reduce   the   principal   of   or
interest on the Notes or any fees or other amounts payable hereunder, or (C) postpone any date fixed for the payment of principal of or interest on the Notes or any fees or other amounts payable hereunder. The Borrower agrees that any purchaser of a participation may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchaser were the direct creditor of the Borrower in the amount of such participation.

1. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

1. Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular
issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

A. SECTION Consent to Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, State of New York, for any action or proceeding arising out of or relating to this Agreement or any Note, and the Borrower hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The
Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address of the Borrower specified in Section 8.02. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

A.         SECTION    WAIVER  OF  JURY  TRIAL.   THE  AGENT,  THE
LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING
OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS OR THE BORROWER. THIS PROVISION IS A
MATERIAL  INDUCEMENT  FOR  THE AGENT  AND  THE  LENDERS  ENTERING
INTO THIS AGREEMENT.

A.         SECTION    Governing  Law.   This  Agreement  and  the
Notes   shall  be  governed  by,  and  construed  in   accordance
with, the laws of the State of New York.

A.         SECTION    Headings.   Article  and  Section  headings
in   this  Agreement  are  included  herein  for  convenience  of
reference  only  and  shall  not  constitute  a  part   of   this
Agreement for any other purpose.

A.         SECTION    Relation  of the Parties;  No  Beneficiary.
No term, provision or requirement, whether express or implied, of this Agreement or any Note, or actions taken or to be taken by any party hereunder or thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of this Agreement or any Note shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

A. SECTION Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the
same                                                   agreement.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              WICOR INDUSTRIES, INC.



                              By
                                 Title:


                              CITIBANK, N.A.,
                                                         as Agent



                              By
                                                             Vice
                         President


               [Bank Signature Pages Omitted]
                      TABLE OF CONTENTS

                                                             Page

          ARTICLE IDEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms    1
SECTION 1.02.  Computation of Time Periods   13
SECTION 1.03.  Accounting Terms    13
SECTION 1.04.  Computations of Outstandings  13

         ARTICLE IIAMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances 14
SECTION 2.02.  Making the A Advances    14
SECTION 2.03.  The B Advances 15
SECTION 2.04.  Fees 18
SECTION 2.05.  Reduction of the Commitments  19
SECTION 2.06.  Repayment of A Advances  19
SECTION 2.07.  Interest on A Advances   19
SECTION  2.08.   Additional Interest on Eurodollar Rate  Advances
19
SECTION 2.09.  Interest Rate Determination   20
SECTION 2.10.  Voluntary Conversion of A Advances 21
SECTION 2.11.  Prepayments of A Advances     21
SECTION 2.12.  Increased Costs     22
SECTION 2.13.  Illegality     23
SECTION 2.14.  Payments and Computations     23
SECTION 2.15.  Taxes     24
SECTION 2.16.  Sharing of Payments, Etc 25

              ARTICLE IIICONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Closing    26
SECTION 3.02.  Conditions Precedent to Each A Borrowing     28
SECTION 3.03.  Conditions Precedent to Each B Borrowing     28
SECTION 3.04.  Reliance on Certificates 29

          ARTICLE IVREPRESENTATIONS AND WARRANTIES

SECTION  4.01.   Representations and Warranties of  the  Borrower
29

             ARTICLE VCOVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants    32
SECTION 5.02.  Negative Covenants  36

                 ARTICLE VIEVENTS OF DEFAULT

SECTION 6.01.  Events of Default   38

                    ARTICLE VIITHE AGENT

SECTION 7.01.  Authorization and Action 41
SECTION 7.02.  Agent's Reliance, Etc    41
SECTION 7.03.  Citibank and Affiliates  41
SECTION 7.04.  Lender Credit Decision   42
SECTION 7.05.  Indemnification     42
SECTION 7.06.  Successor Agent     42

                  ARTICLE VIIIMISCELLANEOUS

SECTION 8.01.  Amendments, Etc     43
SECTION 8.02.  Notices, Etc   43
SECTION 8.03.  No Waiver; Remedies 44
SECTION 8.04.  Costs, Expenses, Taxes and Indemnification   44
SECTION 8.05.  Right of Set-off    45
SECTION 8.06.  Binding Effect 46
SECTION 8.07.  Assignments and Participations     46
SECTION 8.08.  Consent to Jurisdiction  49
SECTION 8.09.  WAIVER OF JURY TRIAL     49
SECTION 8.10.  Governing Law  49
SECTION 8.11.  Headings  49
SECTION 8.12.  Relation of the Parties; No Beneficiary 49
SECTION 8.13.  Execution in Counterparts     49

Schedule I     -    Lending Offices
Schedule II    -    Existing Liens and Security Interests

Exhibit A-1    -    Form of A Note
Exhibit A-2    -    Form of B Note
Exhibit B-1    -    Notice of A Borrowing
Exhibit B-2    -    Notice of B Borrowing
Exhibit B-3    -    Notice of Conversion
Exhibit C -    Form of Assignment and Acceptance
Exhibit D -    Form of Opinion of Karen E. Spors
Exhibit E -    Form of Opinion of Foley & Lardner
Exhibit F -    Form of Opinion of King & Spalding
                                                 [EXECUTION COPY]







                      U.S. $60,000,000


                 REVOLVING CREDIT AGREEMENT

                 Dated as of August 6, 1997

                            Among


                   WICOR INDUSTRIES, INC.



                   THE BANKS NAMED HEREIN


                             and

                       CITIBANK, N.A.
                   as Administrative Agent